Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) dated as of April 18, 2023, by and between, TRILLIUM PARTNERS L.P a Delaware limited partnership, with its address at Executive Pavilion, 90 Grove Street, Ridgefield CT 06877 (“Holder”), and, BANTEC INC., a Delaware corporation, with its address at 195 Paterson Avenue, Little Falls, NJ 07424 (the “Company”) whereby the Holder will exchange (the “Exchange”) 224,000 Series B Preferred Stock of the Company for 224,000 Series C Preferred Stock of the Company for shares of the Company’s Series C Preferred stock (the “Preferred Stock”) on the terms and conditions as set forth herein.

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

Exchange

Section 1.1. Series B Preferred Stock. As of the date hereof, the Holder owns the following Series B Preferred Stock of the Company (the “Series B Shares”):

Section 1.2. Exchange. The Holder hereby agrees to exchange (the “Exchange”) 224,000 Series B Shares for 224,000 Series C Preferred Stock of the Company which shall have the rights and preferences as set forth in the Certificate of Designation of the Series C Preferred Stock as attached hereto as Exhibit A (the “Designation”) and for no other consideration which is acknowledged and agreed to by and between the Holder and the Company.

Article II

Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Holder is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement being duly executed and delivered by the Holder constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with, or result in a breach of or default under (i) any agreement or instrument to which the Holder is a party or by which the Holder or any of their respective assets are bound, or (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.

Section 2.3 Title to the Series B Shares. The Holder is the sole legal and beneficial owner of the Series B Shares. The Holder has good, valid, and marketable title to the Series B Shares, free and clear of any Liens. The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Series B Shares, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Series B Shares.

Section 2.4 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with OTC Markets and the SEC, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, its attorneys, except for (A) the publicly available filings and submissions made by the Company, and (B) the representations and warranties made by the Company in this Agreement.

Article III

Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Holder and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 3.3 Validity of the Preferred Stock. The Preferred Stock has been duly authorized and will upon issuance be validly issued, fully paid and non-assessable, and the issuance of the Preferred Stock will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.4 Certain Terms of the Preferred Stock. The Holder confirms and acknowledges that the pursuant to the Designation, the Company may redeem the Preferred Stock by payment in cash or “in kind” upon mandatory redemption of the Preferred Stock. It is hereby agreed that the term “in kind” shall mean assets of the Company.

Article IV

Miscellaneous

Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules. Venue for any action arising pursuant hereto shall be brought in the state or federal courts located in Delaware.

Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“COMPANY”

BANTEC INC.

By:	/s/ Michael Bannon
Name:	Michael Bannon
Title:	Chief Executive Officer and Chief Financial Officer

“HOLDER”

TRILLIUM PARTNERS L.P.

By:	/s/ Steve Hicks
Name:	Steve Hicks
Title:	Manager of the Limited Partner

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